EXHIBIT 10.4

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Business Operation Agreement

This Business Operation Agreement (the “Agreement”) is executed by the following parties on the 10th day of NOV, 2010 in Chongqing, China.

Party A: Chongqing Difa Investment Management Limited Company

Party B: Chongqing Zhongbao Investment Group Limited Liability Company.

Party C:  All the natural persons listed in Appendix A.

WHEREAS, Party A is a wholly foreign-owned limited liability company duly registered and existing under the laws of the People’s Republic of China (hereinafter referred to as “China”，for the purposes of this Agreement，exclude Hong Kong, Macao and Taiwan,).

WHEREAS, Party B is a limited liability company duly registered and existing under the laws of China.

WHEREAS, Party C is Party B’s shareholders collectively holding 100% of Party B’s total equity.

WHEREAS, Party A and Party C agree and acknowledge that, after the consummation of the equity purchase negotiations, Party C shall transfer 100% of the equity it holds in Party B to Party A or any third party designated by Party A (the “Equity Transfer”) pursuant to the equity purchase agreement executed in connection therewith.

WHEREAS, following the consummation of the Equity Transfer, Party B’s daily operations will have material impact on Party A’s interests.

THEREFORE, in light of the principle of equality and mutual benefit, the parties agree as follows:

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Article I
Duty of Abstention

1.1. To ensure Party A receive the full benefit of all the obligations born by Party B to Party A pursuant to the terms of the agreements entered into between Party A and Party B, Party B and Party C hereby acknowledge and agree that, without the prior written consent of Party A and any other party designated by Party A, Party B shall not conduct any deals which may materially affect Party B’s assets, obligations, rights or business operations, including but not limited to:

1.1.1	Conduct any activity which is beyond its business scope;

1.1.2	Loan from or to any third party or incurring any debt;

1.1.3	Chang or dismiss any director or replacing any senior employee;

1.1.4	Sell any asset or right to or obtain any asset or right from any third party, including but not limited to any intellectual property rights;

1.1.5	Provide any guarantee or any other form of security to any third party with its assets or intellectual property; or incur any encumbrances on any of its assets;

1.1.6	Modify its articles of association or change its business scope;

1.1.7	Change its normal operation procedures or modify any of its major internal rules and regulations;

1.1.8	Transfer any of the rights or obligations under this Agreement to any third party.

1.2. Party A shall have the right to inspect Party B’s operation from time to time and shall be provided with appropriate assistance from Party B, including but not limited to providing access to the documents which Party A has requested for review and answering questions raised by Party A. If Party A believe that an action of Party B or Party C violates Article I hereof in accordance with Party A’s reasonable and objective judgment, Party A shall have the right to request Party B or Party C to cease or remedy such violation where possible.

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Article II
Business Operation and Personnel Arrangement

2.1. Party B and Party C hereby agree to accept Party A’s suggestions from time to time regarding (i) Party B’s staff appointments and dismissals, (ii) Party B’s day-to-day management and operations, (iii) Party B’s financial management system and (iv) matters of similar nature, and to strictly follow such suggestions.

2.2. Party B and Party C hereby agree to appoint the nominees designated by Party A to be Party B’s directors pursuant to the procedures provided by applicable laws and regulations and Party B’s articles of associations, and procure that the nominee recommended by Party A be elected as the chairman of Party B’s board by the directors appointed thereby.  Party B shall appoint the senior officers designated by Party A including but not limited to Party B’s general manager and chief financial officer.

2.3. If the above-mentioned Party A’s designated directors or senior managers leave Party A, whether by voluntary retirement or dismissal by Party A, such directors or senior officers at the same time shall be dismissed from their positions by Party B.  Under such circumstances, Party B and Party C will appoint other persons designated by Party A to take over such positions.

2.4. For the purpose of Section 2.3, Party B and Party C shall take all procedural measures necessary (whether internal or external) to effect the abovementioned dismissals and subsequent appointments in accordance with applicable laws, Party B’s articles of association and the provisions of this Agreement.

Article III
Other Agreements

3.1. If any agreement between Party A and Party B shall terminate or expire, Party A shall in its sole discretion determine whether or not to terminate any or all other agreements between Party A and Party B.

3.2. Party C agrees that, any dividend, distribution of dividends or other income or any interest distributed to it’s shareholder, Party C, from Party B shall be transferred to Party A promptly without attaching any conditions thereto. Any taxes and fees incurred (if any) related to such transfers shall be paid by the parties in accordance with relevant laws.

Article IV
Prohibition of Conflicts of Interest

4.1. Party B undertakes not to engage in any business conflicting with the interests of Party A or compete with any business activities of Party A, and shall not engage in any of the following:

4.1.1	Investing, equity participation, cooperation, contracting, leasing, being entrusted with the operation or otherwise engage in any business conducted by Party A;

4.1.2	Being directly or indirectly employed by or entrusted to other companies or organizations to engage in any business competing with Party A;

4.1.3	Directly or indirectly obtaining any economic benefits from any companies in competition with Party A.

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Article V
Liability of Default

5.1. Except otherwise provided by this Agreement, if Party B or Party C fails to completely perform or suspends the performance of any of their obligations under this Agreement and fails to remedy such non-performance within 30 days after receiving notice from Party A, Party B or Party C will be deemed to be in breach of the terms of this Agreement.

5.2. If Party B or Party C violates this Agreement which causes Party A to incur any costs (including but not limited to legal fees or costs, arbitration fees and travel costs), and/or responsibility for any loss suffered (including but not limited to a reasonable loss of profit), Party B and Party C shall be jointly and severally liable to compensate Party A for such cost, liability and/or damages.

Article VI
Entire Agreement; Amendments

6.1. All the agreements expressly referred to or contained in this Agreement together with this Agreement constitute an entire agreement between the parties on the subject matter therein and herein, which replace all previous oral and written agreements, contracts, understandings and communications between the parties concerning the subject matter therein and herein.

6.2. Any amendment, supplement or modification to this Agreement must be in writing and signed by each of the parties hereto. Any amendment, supplement or modification duly executed by the parties hereto shall become an integral part of this Agreement and be of the same legal force and effect.

Article VII
Governing Law

The execution, validity, performance and construction of this Agreement, as well as the settlement of disputes shall be governed and construed by the laws of the People’s Republic of China.

Article VIII
Settlement of Disputes

8.1. In the event of a dispute between the parties hereto concerning the construction and/or performance of any provision of this Agreement, the parties hereto shall consult with each other to resolve the dispute in good faith. Failing such consultation, any party hereto may submit such dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with its Arbitration Rules. The place of arbitration shall be Beijing, and the arbitration shall be conducted in Chinese. The decision of the CIETAC shall be final and binding on the parties hereto.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

8.2. Every Party is continuingly entitled to exercise its rights and shall perform its obligations under this agreement during the period of arbitration.

Article IX
Notices

9.1. Any notice served on a party hereunder in connection with the performance of such party’s rights and obligations hereunder shall be served in writing. If served in person, the notification shall be deemed to be made on its actual delivery; if sent via telex or fax, on its dispatch. If the day of service falls on a day other than a business day or after business hours, the immediate following business day should be deemed the day of service of such notification.

9.2. Any notices or other communications shall be sent to the parties hereto at the following addresses in accordance with the terms of Section 9.1:

Party A: Chongqing Difa Investment Management Limited Company
Address:
Fax:
Tel:
Receiver:

Party B: Chongqing Zhongbao Investment Group Limited liability Company.
Address:
Fax:
Tel:
Receiver:

Authorized representative of Party C:
Address:
Fax:
Tel:

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Article X
Effectiveness; Term and Others

10.1. This Agreement shall be executed by the authorized representatives on the date first set forth above and enter into force at the same time. Unless any relevant provision hereunder shall terminate at an earlier date, this Agreement shall have a term expiring ten (10) years from the date first written above. Following the expiration of the term, unless Party A have notified Party B and Party C not less than three (3) months in advance of such expiration date in writing of its intention not to renew this Agreement, this Agreement shall automatically extend for another ten (10) years.

10.2. If any provision of this Agreement shall be deemed illegal or unenforceable, the provision shall be deemed to be deleted from the Agreement and null and void. All other provisions of this Agreement shall remain valid and the provision deleted shall be considered as never having formed a part of this Agreement. The parties shall consult with each other and consent to a mutually acceptable, legitimate and effective provision to replace any such deleted provisions.

10.3. The failure of any party to exercise any right, power or privilege under this Agreement shall not be deemed a waiver of the same. Any individual exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

10.4. This Agreement is written in both English and Chinese, and both versions shall be equally binding. Should any discrepancy arise between the two versions, the Chinese version shall prevail.

10.5. This Agreement is made into 8 originals with each Party holding one original, the rest of which are kept with Party A as back-up documents.. Each original of the Agreement shall be equally binding.

[Signature page follows]

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IN WITNESSTH WHEREOF, the duly authorized representatives of each Party hereto have duly executed this Agreement on the date first above written.

Party A: Chongqing Difa Investment Management Limited Company(seal)

Legal representative or authorized representative: (signature)

Party B: Chongqing Zhongbao Investment Group Limited liability Company(seal) Legal representative or authorized representative: (signature)

Party C: Shareholders of Chongqing Zhongbao Investment Group Limited liability Company

Signature:

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Appendix A

Name Roll of Party C

Name	ID Number	Address	Equity Ratio
Haoji Xia	512301196308054892	8-16, Suit 2 ,NO.7,Minsheng Road,Yuzhong District,Chongqing	80.62%
Wanting Fei	510221198109121762	7-1 NO.7,Minsheng Road,Yuzhong District,Chongqing	19.38%